UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 16, 2009

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada	T5J 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On December 16, 2009, the Board of Directors of Deep Well Oil & Gas, Inc. (“Deep Well”) determined that the date of its next General Meeting of Stockholders will be February 24, 2010. The Board of Directors set the close of business on January 12, 2010, as the record date for stockholders to receive notice of and to vote at the General Meeting of Stockholders.

Any stockholder proposals for inclusion in Deep Well’s proxy materials for the General Meeting, in order to be considered timely, must be received by Deep Well and addressed to the Corporate Secretary, Deep Well Oil & Gas, Inc., Suite 700, 10150 – 100 Street, Edmonton, Alberta T5J 0P6 no later than December 23, 2009.  Any such proposal must comply with the rules included in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Deep Well plans to file with the Securities and Exchange Commission and make its proxy statement available on its website on or about January 25, 2010, and advises its stockholders to read the proxy statement, as it will contain important information about proposals being voted on at the meeting. Those proposals will include the following: (1) the election of eight directors, (2) the ratification of Madsen & Associates, CPA’s Inc. (“Madsen & Associates”) as Deep Well’s independent registered public accounting firm for the fiscal years ended September 30, 2004, 2005, 2006, 2007, 2008 and 2009, (3) the ratification of Madsen & Associates as Deep Well’s independent registered public accounting firm for the fiscal year ending September 30, 2010 and (4) the approval of the Deep Well Oil & Gas, Inc. Stock Option Plan, as well as any other business that may properly come before the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: December 16, 2009	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO